Exhibit 10.13

FEDERAL HOME LOAN BANK OF NEW YORK

AMENDED AND RESTATED PROFIT SHARING PLAN

EFFECTIVE MARCH 20, 2013

TABLE OF CONTENTS

		PAGE
	ARTICLE

I	DEFINITIONS	2

II	MEMBERSHIP	4

III	AMOUNT AND PAYMENT OF BENEFITS	5

IV	DESIGNATION OF BENEFICIARIES	7

V	ADMINISTRATION OF THE PLAN	8

VI	AMENDMENT AND TERMINATION	10

VII	GENERAL PROVISONS	11

FEDERAL HOME LOAN BANK OF NEW YORK

AMENDED AND RESTATED PROFIT SHARING PLAN

This Plan is adopted by the Federal Home Loan Bank of New York in order to provide additional compensation to certain employees of the Bank who were previously participants in the Bank’s Nonqualified Profit Sharing Plan.  In general, and subject to the terms and conditions contained hereunder, Benefits under this Plan will consist of payments in an amount equal to eight percent (8%) of the sum of: (i) each Member’s base rate of pay for the calendar year immediately preceding the calendar year of payment; and (ii) the amount of any award made to such Member under the Incentive Compensation Plan in effect with respect to such preceding calendar year (including, for the avoidance of doubt, an incentive award that is considered part of the “Total Communicated Award” in accordance with Schedule B of the Incentive Compensation Plan).  Payments made under this Plan are strongly connected to the performance of the Bank in that a significant portion of the potential payments available hereunder will depend on the satisfaction of the requirements under the Bank’s Incentive Compensation Plan.  This Plan is non-deferred and unfunded, and all benefits payable under the Plan shall be paid solely out of the general assets of the Bank. Payments made under this Plan will not be part of any calculations made for purposes of determining payments to be made to Bank employees under any other benefit plan.   The creation of this Plan was authorized by resolution of the Bank’s Board of Directors adopted on January 21, 2010.

On March 20, 2013, approval was given by the Bank’s Board of Directors to clarify aspects of the Plan with respect to certain Incentive Compensation Plan awards, specifically within this preamble and in Section 3.01 (ii) of the Plan.

Article I. Definitions

When used anywhere in the Plan, the following terms shall have the following meanings:

1.01                        “Bank” means the Federal Home Loan Bank of New York and each subsidiary or affiliated company thereof which participates in the Plan.

1.02                        “Benefit” means the amount payable under Section 3.01 to any Member for or with respect to any calendar year during which the Plan shall remain in effect.

1.03                        “Benefit Equalization Plan” means the Federal Home Loan Bank of New York Benefit Equalization Plan as adopted by the Bank as of June 18, 1987, to be effective as of January 1, 1988, as the same has heretofore been and may hereafter be amended.

1.04                        “Board of Directors” or “Board” means the Board of Directors of the Bank.

1.05                        “Effective Date” means January 1, 2010.

1.06                        “Incentive Compensation Plan” or “ICP” means the Incentive Compensation Plan adopted by the Board of Directors of the Bank which is in effect with respect to Members of the Plan during any calendar year in which the Plan is in effect.

1.07                        “Member” means any person included in the membership of the Plan as provided in Article II.

1.08                        “Nonqualified Profit Sharing Plan” means the Federal Home Loan Bank of New York Nonqualified Profit Sharing Plan as adopted by the Bank effective July 1, 2008, and terminated on November 10, 2009.

1.09                        “Plan” means the Federal Home Loan Bank of New York Profit Sharing Plan, as adopted by the officers of the Bank thereunto as duly authorized by a resolution duly adopted by the Board of Directors on January 21, 2010, set forth herein and as amended from time to time in accordance with Article VI.

1.10                        “Plan Administrator” means the Director of Human Resources of the Bank.

Article II. Membership

Each employee of the Bank who, on November 10, 2009, was a Member of the Nonqualified Profit Sharing Plan, shall become a Member of the Plan on the Effective Date.

Article III. Amount and Payment of Benefits

3.01                        On or before March 15, 2011, and on or before March 15 of each calendar year thereafter during which the Plan shall remain in effect (or, if March 15 shall be a non-business day in any such year, on or before the business day next preceding March 15 of such year), the Bank shall pay to each Member who was such on December 31 of the immediately preceding calendar year and who was a Member of the Nonqualified Profit Sharing Plan on November 10, 2009, as the Benefit under this Plan, an amount equal to eight percent (8%) of the sum of:

(i) such Member’s base rate of pay for the calendar year immediately preceding the calendar year of payment; and

(ii) the amount of any award made to such Member under the Incentive Compensation Plan in effect with respect to such preceding calendar year (including, for the avoidance of doubt, an incentive award that is considered part of the “Total Communicated Award” in accordance with Schedule B of the Incentive Compensation Plan).

Whether a Member is eligible for an award under the Incentive Compensation Plan shall be determined solely in accordance with the provisions of the ICP; provided, however, that any amount considered part of the “Deferred Incentive Award” under the terms of the ICP shall be considered compensation for the year such award amount was determined and not the year in which such amount is ultimately paid to the Participant.  For any calendar year, if a Member did not receive any award under the Incentive Compensation Plan for the immediately preceding calendar year, then such Member shall not be entitled to any Benefit under this Plan.  Further, if the amount of the Incentive Compensation Plan award that is received by a Member later becomes reduced due to the application of the clawback provisions of Section XI of the ICP, then the portion of the Benefit paid under this Plan equivalent to eight percent of the amount of the ICP award shall be similarly be reduced and/or recovered by the Bank to the fullest extent possible.  The Member shall be responsible for the repayment of any such excess Benefit upon demand by the Bank.

3.02                        No Member shall be entitled to a Benefit under this Article III for any calendar year unless, on the day the Benefit is due pursuant to Section 3.01, (a) the Member (i) is an employee of the Bank and (ii) is eligible to be a Member under the provisions of Article 2 and (b) the Plan is in effect; provided, however, that a Member whose employment shall have ceased by reason of the death of the Member prior to the date such Benefit is to be paid shall be entitled to receive the Benefit that would be payable to such Member pursuant to Section 3.01, but for such Member’s death, which shall not have been paid prior to his death, which Benefit shall be paid to the beneficiary duly designated by the Member, if any, or to the Member’s estate in accordance with Article IV, following which payment all rights of the deceased Member under this Plan shall be deemed satisfied and shall be terminated.  No rights to a Benefit under this Plan shall be deemed to vest at any time prior to the payment of such Benefit to a Member entitled thereto or, in the event of a Member’s prior death, to his duly-designated beneficiary or his estate.

Article IV.  Designation of Beneficiaries

4.01                        Each Member of the Plan may file with the Plan Administrator a written designation of one or more person as the beneficiary who shall be entitled to receive the Benefit, if any, payable under the Plan upon his death pursuant to Section 3.02.  A Member may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Plan Administrator.  The last such written designation received by the Plan Administrator shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Plan Administrator prior to the Member’s death, and in no event shall it be effective as of a date prior to such receipt. (In the event a Member dies without designating a beneficiary, and the member leaves a surviving spouse, the spouse shall be deemed to be the beneficiary.  If the Member dies without designating a beneficiary and has no surviving spouse, then the Member’s estate shall be deemed to be the beneficiary.)

4.02                        If no such beneficiary designation is in effect at the time of the Member’s death, or if no designated beneficiary survives the Member, or if, in the opinion of the Plan Administrator, such designation conflicts with applicable law, the Member’s estate shall be deemed to have been designated as his beneficiary and shall be paid the Benefit, if any, payable under the Plan upon the Member’s death. If the Plan Administrator is in doubt as to the right of any person to receive such Benefit, the Bank may retain such amount, without liability for any interest thereon, until the rights thereto are determined, or the Plan Administrator may pay such amount into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Plan and the Bank therefor.

Article V.  Administration of the Plan

5.01                        The Plan Administrator shall have general authority over and responsibility for the administration and interpretation of the Plan.  The Plan Administrator shall have full power and authority to interpret and construe the Plan, to make all determinations considered necessary or advisable for the administration of the Plan and any trust referred to in Article V of the Plan and the calculation of the amount of Benefits payable under the Plan and to review claims for Benefits under the Plan. The Plan Administrator’s interpretations and constructions of the Plan and its decisions or actions thereunder shall be binding and conclusive on all persons for all purposes.

5.02                        If the Plan Administrator deems it advisable, he shall arrange for the engagement of legal counsel and certified public accountants (who may be counsel to or accountants for the Bank) and other consultants, and make use of agents and clerical or other personnel, for purposes of the Plan.  The Plan Administrator may rely upon the written opinions of such counsel, accountants and consultants and delegate to any agent of the Plan Administrator his authority to perform any act hereunder, including, without limitation, those matters involving the exercise of discretion; provided, however, that such delegation shall be subject to revocation at any time at the discretion of the Plan Administrator.

5.03                        All claims for Benefits under the Plan shall be submitted in writing to the Plan Administrator.  Written notice of the decision on each such claim shall be furnished with reasonable promptness to the Member or his beneficiary (the “claimant”).  The claimant may request a review by the Plan Administrator of any decision denying the claim in whole or in part.  Such request shall be made in writing and filed with the Plan Administrator within 30 days of such denial.  A request for review shall contain all additional information which the claimant wishes the Plan Administrator to consider.  The Plan Administrator may hold any hearing or conduct any independent investigation which it deems desirable to render its decision and the decision on review shall be made as soon as feasible after the Plan Administrator’s receipt of the request for review.  Written notice of the decision shall be furnished to the claimant.  For all purposes under the Plan, such decisions on claims (where no review is requested) and decisions on review (where review is requested) shall be final, binding and conclusive on all interested persons as to all matters relating to the Plan.

5.04                        All expenses incurred by the Plan Administrator in its administration of the Plan shall be paid by the Bank.

Article VI. Amendment and Termination

The Board of Directors, by resolution, or the officers of the Bank thereunto duly authorized, may amend, suspend or terminate the Plan, in whole or in part, without the consent of the Plan Administrator or any Member, beneficiary or other person, and such action shall take effect upon the effective date thereof set forth by the Board of Directors.  No right or benefit granted pursuant to the provisions of this Plan shall be deemed to be vested in any Member or any person claiming through any Member.  The Plan Administrator may adopt any amendment or take any other action which he may deem necessary or appropriate to facilitate the administration, management and interpretation of the Plan or to conform the Plan thereto.

Article VII.  General Provisions

7.01                        The Plan shall be binding upon and inure to the benefit of the Bank, and its successors and assigns, and the Members, and their successors, assigns, designees and estates.

7.02                        Neither the Plan nor any action taken thereunder shall be construed as giving to a Member the right to be retained in the employ of the Bank or as affecting the right of the Bank to dismiss any Member from its employ.

7.03                        The Bank shall withhold or cause to be withheld from all Benefits payable under the Plan all federal, state, local and other taxes required by applicable law be withheld with respect to such payments.

7.04                        No right or interest of a Member under the Plan may be assigned, sold, encumbered, transferred or otherwise disposed of, and any attempted disposition of such right or interest shall be null and void.

7.05                        If the Plan Administrator shall find that any person to whom any amount is or was payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment, or any part thereof, due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative), may, if the Plan Administrator is so inclined, be paid to such person’s spouse, child or other relative, an institution maintaining or having custody of such person or any other person deemed by the Plan Administrator to be a proper recipient on behalf of such person otherwise entitled to payment.  Any such payment shall be in complete discharge of the liability of the Plan and the Bank therefor.

7.06                        To the extent that any person acquires a right to receive payments from the Bank under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Bank.

7.07                        All elections, designations, requests, notices, instructions and other communications from a Member, beneficiary or other person to the Plan Administrator required or permitted under the Plan shall be in such form as is prescribed from time to time by the Plan Administrator and shall be mailed by first-class mail or transmitted through electronic means or delivered to such location as shall be specified by the Plan Administrator and shall be deemed to have been given and delivered only upon actual receipt thereof at such location.

7.08                        The Benefits payable under the Plan shall be in addition to all other benefits provided for employees of the Bank and shall not be deemed salary or other compensation by the Bank for the purpose of computing benefits to which he may be entitled under any other plan or arrangement of the Bank.

7.09                        The Plan Administrator shall not be personally liable by reason of any instrument executed by him or on his behalf, or action taken by him, in his capacity as Plan Administrator nor for any mistake of judgment made in good faith.  The Bank shall indemnify and hold harmless the Plan Administrator and each employee, officer or director of the Bank to whom any duty, power, function or action in respect of the Plan may be delegated or assigned, or from whom any information is requested for Plan purposes, against any cost or expense (including fees of legal counsel) and liability (including any sum paid in settlement of a claim or legal action with the approval of the Bank) arising out of anything done or omitted to be done in connection with the Plan, unless arising out of such person’s fraud or bad faith.

7.10                        As used in the Plan, the masculine gender shall be deemed to refer to the feminine, and the singular person shall be deemed to refer to the plural, wherever appropriate.

7.11                        The captions preceding the sections of the Plan have been inserted solely as a matter of convenience and shall not in any manner define or limit the scope or intent of any provisions of the Plan.

7.12                        The Plan shall be construed according to the laws of the State of New York in effect from time to time.